EXHIBIT 99.1

General Metals Raises an Additional $205,800 via Private
PlacementTo Advance the Independence Project

Reno, NV March 11, 2011General Metals Corporation (the "Company") (OTCBB: GNMT) (FRANKFURT: GMQ), through the private placement of 3,210,790 units raised $136,400 at a price of $0.42 per unit.Each unit consist of one restricted common share and one share purchase warrant with a term of one year and an exercise price of $0.075.  In addition, the Company issued3,860,000 shares at $0.043 per share for a total value of $167,400 in payment for services and accounts payable. The securities offered in the private placement to the investors were not registered under the Securities Act of 1933 as amended (the "Act"), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

The proceeds are being used to further advance the Independence project towards production through permitting and metallurgical work.

"We are gratified that our efforts to communicate the value of our Independence Project has resulted in this vote of confidence in the Company," said Daniel J. Forbush, C.P.A. Company President and CFO. "Members of our shareholder family are coming forward with a greater investment in our future and others are asking to join us every week, so we expect more support to follow.From the first of December the Company has deposited $554,400 in the Company’ bank accounts and paid for total of $166,400 of services either received or to be received through the issuance of stock.Since December 17, 2010 we have reduced our outstanding debt by a little more than $412,000 or almost 54%"

Further details regarding the Independence mineralization, drilling efforts, both historical and currenttogether with current permitting activity are available on the Company's website www.generalmetalscorporation.com.

About General Metals Corporation: General Metals Corporation is an aggressive junior minerals exploration and development company, based in Reno, Nevada. The Company is actively exploring and developing its 100% controlled Independence property strategically located in the prolific and highly prospective Battle Mountain Mining District of Nevada.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that the proceeds from the recent private placement will allow the Company to proceed with permitting at its Independence Mine in Nevada or any shallow mining production later this year, that any estimated ounces of gold or silver are contained in the mineralized material in the "Shallow Target," and is proposed to be mined and loaded onto a cyanide heap leach pad, or any future financings that the Company may enter into.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:
Wayne Meyerson
Investor Relations
General Metals Corporation
615 Sierra Rose Dr. Suite 1
Reno, NV89511
wayne@gnmtlive.com
775.583.4636 office